As filed with the Securities and Exchange Commission on January 26, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Domtar Corporation

(Exact name of Registrant as specified in its Charter)

Delaware	20-5901152
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Domtar Corporation

33663 Weyerhaeuser Way South

Federal Way, WA 98003

(253) 924-2345

(Address (including zip code) and telephone number (including area code) of Registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

County of New Castle

Wilmington, Delaware 19801

(302) 658-7581

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

None

DOMTAR CORPORATION

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE INTO FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business and Risk Factors.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” “Business of the Combined Company,” “Business of the Company,” “Business of Domtar,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Selected Historical Combined Financial Data of the Company,” “Selected Historical Financial Data of Domtar,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” “Unaudited Pro Forma Condensed Combined Financial Information of the Company,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Business of the Combined Company,” “Business of the Company,” “Business of Domtar” and “Where You Can Find More Information” of the information statement. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Ownership of Our Stock” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section “Our Board of Directors and Management Following the Transactions” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section “Our Board of Directors and Management Following the Transactions” of the information statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections “Risk Factors,” “Our Relationship with Weyerhaeuser After the Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” and “Certain Relationships and Related Transactions” of the information statement. Those sections are incorporated herein by reference.

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Item 8. Legal Proceedings.

The information required by this item is contained under the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” “Business of the Company” and “Business of Domtar” of the information statement. Those sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Transactions,” “Dividend Policy” and “Description of Our Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

On August 16, 2006 the registrant issued 1,000 shares of its common stock, par value $0.01 per share to Weyerhaeuser Company for an aggregate consideration of $10 paid to the registrant by Weyerhaeuser Company. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Description of Our Capital Stock” and “Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, By-Laws and Rights Plan and of Delaware Law” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section “Limitation of Liability and Indemnification of Our Directors and Officers” of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Selected Historical Combined Financial Data of the Company,” “Selected Historical Financial Data of Domtar,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” “Unaudited Pro Forma Condensed Combined Financial Information of the Company,” “Where You Can Find More Information” and “Index to Financial Statements and Schedule” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements and Schedule” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

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(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1**	Amended and Restated Transaction Agreement

2.2**	Amended and Restated Contribution and Distribution Agreement

2.3**	Form of Canadian Asset Transfer Agreement

3.1**	Form of Restated Certificate of Incorporation of Domtar Corporation (incorporated by reference to Exhibit A to Exhibit 2.1 to this Form 10)

3.2**	Form of Restated By-Laws of Domtar Corporation (incorporated by reference to Exhibit B to Exhibit 2.1 to this Form 10)

4.2**	Form of Rights Agreement between Domtar Corporation and rights agent

8.1**	Opinion of Cravath, Swaine & Moore LLP with respect to certain Federal income tax matters

9.1**	Form of Voting and Exchange Trust Agreement (incorporated by reference to Exhibit G to Exhibit 2.1 to this Form 10)

10.1**	Form of Tax Sharing Agreement (incorporated by reference to Exhibit H to Exhibit 2.1 to this Form 10)

10.2**	Form of Transition Services Agreement (incorporated by reference to Exhibit E to Exhibit 2.1 to this Form 10)

10.3**	Form of Pine Chip Supply Agreement (Plymouth, North Carolina)

10.4**	Form of Hog Fuel Supply Agreement (Plymouth, North Carolina)

10.5**	Form of Slush Pulp Sales Agreement (Columbus, Mississippi)

10.6**	Form of Pine Chip Supply Agreement (Columbus, Mississippi)

10.7**	Form of Site Services Agreement (Plymouth, North Carolina)

10.8**	Form of Site Services Agreement (Kamloops, British Columbia)

10.9**	Form of Site Services Agreement (Columbus, Mississippi)

10.10**	Form of Fiber Supply Agreement (Princeton, British Columbia)

10.11**	Form of Fiber Supply Agreement (Okanagan Falls, British Columbia)

10.12**	Form of Fiber Supply Agreement (Kamloops, British Columbia)

10.13**	Form of Fiber Supply Agreement (Carrot River and Hudson Bay)

10.14**	Form of Fiber Supply Agreement (Prince Albert, Saskatchewan)

10.15**	Form of Fiber Supply Agreement (White River, Ontario)

10.16**	Form of Site Services Agreement (Utilities) (Columbus, Mississippi)

10.17**	Form of Site Services Agreement (Utilities) (Plymouth, North Carolina)

10.18**	Form of Intellectual Property License Agreement (incorporated by reference to Exhibit B to Exhibit 2.2 to this Form 10)

10.19**	Senior Facilities Commitment Letter

10.20**	Indenture between Domtar Inc. and the Bank of New York dated as of July 31, 1996 relating to Domtar’s $125,000,000 9.5% debentures due 2016

21.1**	Subsidiaries of Domtar Corporation

99.1**	Information Statement of Domtar Corporation

**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DOMTAR CORPORATION,

by	/s/ MARVIN D. COOPER
Name: Marvin D. Cooper
Title: President

Date: January 26, 2007

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